Exhibit 99.1

eLoyalty Announces Completion of ICS Divestiture, Launches Mattersight Corporation

CHICAGO, IL, May 31, 2011 – eLoyalty Corporation (Nasdaq: ELOY, MATR) today announced that it completed the divestiture of its Integrated Contact Solutions business unit to a subsidiary of TeleTech Holdings, Inc. The proceeds from the sale of the business unit, net of adjustments and prior to transaction costs, were approximately $35.6 million (subject to post-closing adjustments).

Effective today, the company will operate as Mattersight Corporation. The company’s shares will begin trading on the Nasdaq Global Market under the ticker symbol “MATR” at the open of markets on Wednesday, June 1, 2011.

Mattersight™ is a leader in enterprise analytics as a service; the company’s Behavioral Analytics service captures, analyzes, and creates insight from unstructured conversations, emails, and employee desktop activity. We believe that Mattersight has the foundational building blocks to become a highly successful independent company, including:

•	Large and Untapped Market: We estimate the market potential for our analytics in the United States at $5+ billion per year. The market is very new and we believe it is less than 5% penetrated.

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Enterprise Analytics Footprint: The company applies millions of proprietary algorithms to previously unstructured and unanalyzed customer and employee interactions. The company’s analytics are used in service, sales, and collections calls centers. The company has also deployed analytics applications for Fraud, Customer Retention, and the Back Office.

•	Analytics as a Service in the Cloud: Mattersight’s analytics are delivered in the cloud and virtually all of the company’s revenues are recurring.

•	Significant Returns for Our Customers: The company’s unique analytics and delivery model generates 2x to 10x returns for the company’s customers.

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Impressive Customer List: The company has built an impressive customer list including, 3 of the top 5 HMOs; 3 of the top 4 Property & Casualty companies; one of the three largest retail banks; and 1 of the 2 largest Prescription Benefit Management companies.

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Large and Sticky Customer Relationships: The company’s average revenue per customer is in excess of $1 million per year. The company’s typical contract is between $3 million and $20 million and runs for an initial duration of 3 to 5 years, with a number of the company’s earliest customers having signed extensions of an additional 3 to 5 years.

•	Significant Revenue Visibility: The company has a large Contract Backlog and its revenue retention rate is 95%.

About Mattersight

Mattersight is a leader in enterprise analytics. Mattersight’s Behavioral Analytics service captures, analyzes, and creates insight from unstructured conversations, emails, employee desktop activity, and customer data. Mattersight’s impressive list of customers use these analytics to improve call center performance, increase customer satisfaction and customer retention, reduce fraud, and streamline back office operations. For additional information on how Mattersight enables its customers to See What Matters™, visit www.Mattersight.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Contact

Bill Noon

Vice President, Chief Financial Officer

847.582.7019

ir@mattersight.com